PRESS RELEASE
For Immediate Release

Berry Corporation (bry) To Report First Quarter 2021 Results May 4; Hold Conference Call May 5; Announces Select Preliminary First Quarter 2021 Results

DALLAS, TX – April 12, 2021 (GLOBE NEWSWIRE) – Berry Corporation (bry) (NASDAQ: BRY) (“bry” or the “Company”) today announced it will report its full first quarter 2021 financial results on Tuesday, May 4, 2021 after the close of U.S. financial markets. It will host a conference call on Wednesday, May 5, 2021 to discuss these results. The conference call information is included below. The Company also reported select preliminary first quarter 2021 results today in association with upcoming investor relations activities.
The Company expects its Adjusted EBITDA(1) (on a hedged basis) for the first quarter of 2021 to be within a range of $46 million to $48 million, generated by improving production, lower operating costs and rising crude oil prices. The Company also benefited from higher natural gas sales in the Rockies, as a result of acute higher prices from the shortage of natural gas during the February deep freeze that affected much of the nation.
The Company expects total production for the first quarter 2021 to be in the range of 27,000 boe/d to 27,200 boe/d, with 23,800 bbl/d to 24,000 bbl/d of oil production. Using the midpoint, this represents a 3% and 2% increase in oil and total production, respectively, over the fourth quarter of 2020.

Capital Expenditures for the quarter were between $24 million and $26 million which was primarily for drilling 45 development wells in California.
Earnings Conference Call
Live Call Date:    Wednesday, May 5, 2021
Live Call Time:    9:00 a.m. Eastern Time (6 a.m. Pacific Time)
Live Call Dial-in: 877-491-5169 from the U.S.
720-405-2254 from international locations
Live Call Passcode: 8438708

A live audio webcast will be available at bry.com/category/events.

An audio replay will be available shortly after the broadcast:
Replay Dates:     Through Wednesday, May 19, 2021
Replay Dial-in:    855-859-2056 from the U.S.
404-537-3406 from international locations
Replay Passcode: 8438708
A replay of the audio webcast will also be archived at ir.bry.com/reports-resources.
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(1) Reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures of income (loss) before income taxes and net cash provided (used) by operating activities, respectively.

	Three Months Ended
	March 31, 2021
	(in millions)
Adjusted EBITDA reconciliation to loss before income taxes:	Low	High
Loss before income taxes	$(25)	$(24)
Add (Subtract):
Interest expense	9	9
Depreciation, depletion, and amortization	33	34
(Gains) losses on derivatives	25	25
Net cash received (paid) for scheduled derivative settlements	(1)	(1)
Other operating expense	1	1
Stock compensation expense	4	4
Adjusted EBITDA (on hedged basis)	$46	$48

Adjusted EBITDA reconciliation to net cash provided by operating activities:
Net cash provided by operating activities	$30	$31
Add (Subtract):
Cash interest payments	15	15
Cash income tax payments	—	—
Other changes in operating assets and liabilities	1	2
Adjusted EBITDA (on hedged basis)	$46	$48

Adjusted EBITDA is not a measure as determined by GAAP. Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and other unusual, out-of-period and infrequent items. Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community. The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure. While Adjusted EBITDA is a non-GAAP measure, the amounts included in the calculation of Adjusted EBITDA were computed in accordance with GAAP. This measure is provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, income and liquidity measures calculated in accordance with GAAP. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. Adjusted EBITDA should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.
About bry
Bry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on the conventional, long-lived oil reserves in the San Joaquin basin of California. More information can be found at the Company’s website at bry.com.

Forward-Looking Statements
The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address plans, activities, events, objectives, goals, strategies, or developments that the Company expects, believes or anticipates will or may occur in the future, such as those regarding financial position; liquidity; cash flows; anticipated financial and operating, results; capital program and development and production plans; operations and business strategy; potential acquisition opportunities; reserves; hedging activities; capital expenditures, return of capital; payment, improvement of future dividends; future repurchases of stock or debt; capital investments, recovery factors and other guidance are forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Therefore, such forward-looking statements involve significant risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects.
Bry cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond bry’s control. These risks include, but are not limited to, commodity price volatility; legislative and regulatory processes and actions that may prevent, delay or otherwise restrict our ability to drill and develop our assets, including regulatory approval and permitting requirements; legislative and regulatory initiatives in California or our other areas of operation addressing climate change or other environmental concerns; drilling, production and other operating risks; investment in and development of competing or alternative energy sources; uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; cash flow and access to capital; the timing and funding of development expenditures; environmental risks; effects of hedging arrangements; potential shut-ins of production due to lack of downstream demand or storage capacity; the impact and duration of the ongoing COVID-19 pandemic on demand and pricing levels; and the other risks described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, budget, continue, could, effort, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes.
Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at via our website or via the Investor Relations contact below, or from the SEC’s website at www.sec.gov.
Contact
Contact: bry
Todd Crabtree - Manager, Investor Relations
(661) 616-3811
ir@bry.com

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